                                                                       EXHIBIT 7


DEUTSCHE BANK TRUST COMPANY AMERICAS                                   FFIEC 031
------------------------------------
Legal Title of Bank                                                    RC-1


NEW YORK
------------------------------------
City                                                                   12


NY                       10019
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State                    Zip Code

FDIC Certificate Number  -  00623

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                           Dollar Amounts in Thousands    RCFD
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                  ////////////////////////////

  1. Cash and balances due from depository institutions (from Schedule RC-A):           ////////////////////////////
     a. Noninterest-bearing balances and currency and coin(1) ........................   0081                      2,309,000   1.a
     b. Interest-bearing balances(2) .................................................   0071                        285,000   1.b
  2. Securities:                                                                        ////////////////////////////
     a. Held-to-maturity securities (from Schedule RC-B, column A) ...................   1754                              0   2.a
     b. Available-for-sale securities (from Schedule RC-B, column D) .................   1773                         90,000   2.b
  3. Federal funds sold and securities purchased under agreements to resell ..........   RCON                                  3.
     a. Federal funds sold in domestic offices .......................................   B987                      1,119,000   3.a
                                                                                         RCFD
     b. Securities purchased under agreements to resell (3) ..........................   B989                      8,540,000   3.b
  4. Loans and lease financing receivables (from Schedule RC-C):                        ////////////////////////////
     a. Loans and leases held for sale                                                   5369                              0   4.a
     b. Loans and leases, net unearned income........................B528   9,687,000   ////////////////////////////           4.b
     c. LESS: Allowance for loan and lease losses....................3123     425,000   ////////////////////////////           4.c.
     d. Loans and leases, net of unearned income and                                    ////////////////////////////
        allowance (item 4.b minus 4.c) ...............................................   B529                      9,262,000   4.d.
  5. Trading Assets (from schedule RC-D) .............................................   3545                     13,972,000   5.
  6. Premises and fixed assets (including capitalized leases) ........................   2145                        289,000   6.
  7. Other real estate owned (from Schedule RC-M) ....................................   2150                         60,000   7.
  8. Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M).............................................................   2130                      2,989,000   8.
  9. Customers' liability to this bank on acceptances outstanding ....................   2155                              0   9.
 10. Intangible assets ...............................................................  ////////////////////////////
     a. Goodwill .....................................................................   3163                              0  10.a
     b. Other intangible assets (from Schedule RC-M) .................................   0426                         28,000  10.b
 11. Other assets (from Schedule RC-F) ...............................................   2160                      2,451,000  11.
 12. Total assets (sum of items 1 through 11) ........................................   2170                     41,394,000  12.

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(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS                                 FFIEC 031
--------------------------------------------
Legal Title of Bank                                                  RC-2

FDIC Certificate Number  -  00623                                    13

SCHEDULE RC--CONTINUED


                                                      DOLLAR AMOUNTS IN THOUSANDS
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES

  13. Deposits:                                                                         /////////////////////
      a. In domestic offices (sum of totals of columns A and C from
         Schedule RC-E, part I)                                                         RCON 2200              9 ,858,000  13.a.
         (1) Noninterest-bearing(1) ...................     RCON 6631   3,234,000       /////////////////////              13.a.(1)
         (2) Interest-bearing .........................     RCON 6636   6,624,000       /////////////////////              13.a.(2)
      b. In foreign offices, Edge and Agreement
         subsidiaries, and IBFs (from Schedule RC-E                                     /////////////////////
         part II)                                                                       RCFN 2200             10,877,000   13.b.
         (1) Noninterest-bearing ......................     RCFN 6631   2,092,000       /////////////////////              13.b.(1)
         (2) Interest-bearing .........................     RCFN 6636   8,785,000       /////////////////////              13.b.(2)
  14. Federal funds purchased and securities sold under agreements to repurchase:       RCON
      a. Federal Funds purchased in domestic offices(2) .......................         B993                   9,397,000   14.a
                                                                                        RCFD
      b. Securities sold under agreements to repurchase(3) ....................         8995                           0   14.b
  15. Trading liabilities (from Schedule RC-D).................................         RCFD 3548              1,479,000   15.
  16. Other borrowed money (includes mortgage indebtedness and obligations
      under capitalized leases):                                                        /////////////////////
      (from Schedule RC-M):                                                             RCFD 3190                109,000   16.
  17. Not Applicable.                                                                   /////////////////////              17.
  18. Bank's liability on acceptances executed and outstanding ................         RCFD 2920                      0   18.
  19. Subordinated notes and debentures(2) ....................................         RCFD 3200                225,000   19.
  20. Other liabilities (from Schedule RC-G) ..................................         RCFD 2930              1,779,000   20.
  21. Total liabilities (sum of items 13 through 20) ..........................         RCFD 2948             33,724,000   21.
  22. Minority interest in consolidated subsidiaries                                    RCFD 3000                631,000   22.
                                                                                        /////////////////////
EQUITY CAPITAL                                                                          /////////////////////
  23. Perpetual preferred stock and related surplus ...........................         RCFD 3838              1,500,000   23.
  24. Common stock ............................................................         RCFD 3230              2,127,000   24.
  25. Surplus (exclude all surplus related to preferred stock) ................         RCFD 3839                584,000   25.
  26. a. Retained earnings ....................................................         RCFD 3632              2,835,000   26.a.
      b. Accumulated other comprehensive Income(3) ............................         RCFD B530                (7,000)   26.b.
  27. Other equity capital components(4) ......................................         RCFD A130                     0    27.
  28. Total equity capital (sum of items 23 through 27) .......................         RCFD 3210             7,039,000    28.
  29. Total liabilities, minority interest, and equity capital (sum of
      items 21, 22, and 28) ...................................................         RCFD 3300            41,394,000    29.

Memorandum

To be reported only with the March Report of Condition.



   1.    Indicate in the box at the right the number of the statement below that
         best describes the most comprehensive level of auditing work performed                                     Number
         for the bank by independent external auditors as of any date during 2002....     RCFD     6724               N/A      M.1
                                                                                          ----------------------------------------



   1   =  Independent audit of the bank conducted in                      5   =  Directors' examination of the bank performed
          accordance with generally accepted auditing                            by other external auditors (may be required by
          standards by a certified public accounting                             state chartering authority)
          firm which submits a report on the bank
                                                                          6   =  Review of the bank's financial statements by
   2   =  Independent audit of the bank's parent                                 external auditors
          holding company conducted in accordance with
          generally accepted auditing standards by a                      7   =  Compilation of the bank's financial
          certified public accounting firm which submits                         statements by external auditors
          a report on the consolidated holding company
          (but not on the bank separately)                                8   =  Other audit procedures (excluding tax
                                                                                 preparation work)
   3   =  Attestation on bank management's assertion
          on the effectiveness of the bank's internal                     9   =  No external audit work
          control over financial reporting by a
          certified public accounting firm

   4   =  Directors' examination of the bank conducted
          in accordance with generally accepted auditing
          standards by a certified public accounting
          firm (may be required by state chartering
          authority)

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(1)       Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)       Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)       Includes treasury stock and unearned Employee Stock Plan shares.